PENTEGRA RETIREMENT SERVICES


                            Summary Plan Description


                                    Pentegra
                                     401(k)
                                    Program



                                 as adopted by:
                               Osage Federal Bank

                                                        SUMMARY PLAN DESCRIPTION

                                                                             for

                                                              Osage Federal Bank

                                                                    Pawhuska, OK

                                                                   April 1, 2006



                                                         PENTEGRA SERVICES, INC.
                                                        108 Corporate Park Drive
                                                          White Plains, NY 10604

To Participating Employees of Osage Federal Bank:


We are pleased to present this booklet so that you may better understand and appreciate the benefit which is provided by your employer by establishing the Osage Federal Bank Employees' Savings & Profit Sharing Plan & Trust (the "Plan").

The Plan enables you to save and invest on a regular, long term basis. All contributions to the Plan (a defined contribution plan) are paid to the trustee to be invested in the investment options offered under the Plan. An individual account is maintained for each member. Under certain conditions, a member may make withdrawals or loans from his account based on its market value.

The Plan offers federal income tax advantages. The employee does not pay taxes on employer contributions or investment income until he/she withdraws them. An employer subject to income tax may deduct its contributions.

This booklet highlights the main features of the Plan. The Plan and trust contain the governing provisions and should be consulted as official text in all cases. If there is any conflict between this booklet (Summary Plan Description) and the Plan Document, the Plan Document will control.



                                           Your Employer,
                                           Osage Federal Bank

                                                        SUMMARY OF YOUR BENEFITS
--------------------------------------------------------------------------------

ELIGIBILITY                        You will be eligible  for  membership  in the
                                   Plan on the first day of the month coinciding with or next following the date you complete
                                   1 year of employment and attain age 21.

PLAN SALARY                        Plan Salary is defined as your  basic  salary
                                   rate.

                                   In addition, any pre-tax contributions which you make to an Internal Revenue Code Section 401(k) plan, as well as pre-tax contributions to a Section 125 cafeteria plan and unless the employer elects otherwise, Qualified Transportation Fringe benefits as defined under Section 132(f) of the Internal Revenue Code, are included in Plan Salary.

PLAN CONTRIBUTIONS                 Employee - You  may  elect  to make a pre-tax
                                   contribution of 1% to 75% (in 1% increments) of Plan Salary.

                                   Employer - Your employer will make a "Safe Harbor" matching contribution in an amount equal to 100% of your elective contributions not to exceed 3% of your Plan Salary, plus
                                   50% of your elective contributions that exceed 3% of your Plan Salary but do not exceed 5% of your Plan Salary.

                                                 Illustration
                                                 ------------

                                          Employee                Employer
                                      Contribution Rate    Matching Contribution
                                      -----------------    ---------------------

                                              1%                   1.00%
                                              2%                   2.00%
                                              3%                   3.00%
                                              4%                   3.50%
                                              5%-75%               4.00%

                                   Please refer to the "Making Withdrawals From Your Account" section of this booklet to determine if there are any restrictions on employer contributions on account of a withdrawal.

VESTING You will be 100% vested in any employer "Safe Harbor" matching contributions immediately upon enrollment in the Plan. You are always 100% vested (i.e., you will not give up any units when you terminate employment) in any contributions you make to the Plan.

LOANS                              You may not take a loan from your account.

WITHDRAWALS                        While you are  working,  you may withdraw all
                                   or  part  of  your  vested  account   balance
                                   subject to certain limitations. You may also make withdrawals from your account after termination of employment.

DISABILITY                         If you are disabled, you will be entitled  to
                                   the same withdrawal rights as if you had terminated employment.

DEATH If you die before the value of your account is paid to you, your beneficiary may receive the full value of your account or may defer payment within certain limits. If you are married, your spouse will be your beneficiary unless your spouse consents in writing to the designation of a different beneficiary.

                                                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

Employee Eligibility...........................................................1

Reenrollment...................................................................1
Making Contributions to the Plan...............................................2
       o Plan Contributions....................................................2
       o Allocation of Contributions...........................................3
       o Rollovers.............................................................3
       o Plan Salary...........................................................3
Investing Your Account.........................................................4
       o Investment of Contributions...........................................4
       o Valuation of Accounts.................................................4
       o Reporting to Members..................................................5
Vesting........................................................................6
Making Withdrawals from Your Account...........................................7
       o While Employed........................................................7
       o Upon Termination of Employment........................................7
       o Upon Disability.......................................................8
       o Upon Death............................................................8
Plan Limitations...............................................................9
Top Heavy Information.........................................................10
Disputed Claims Procedure.....................................................10
Qualified Domestic Relations Orders (QDRO's)..................................10
Statement of Members Rights...................................................11
Plan Information..............................................................13

                                                    DETERMINING YOUR ELIGIBILITY
--------------------------------------------------------------------------------

Employee            You will be eligible for membership in the Plan on the first
Eligibility         day of the month  coinciding with or next following the date you  complete  1 year of  employment  and  attain age 21. In order for you to  complete  1 year of  employment,  you must complete  at  least  1,000  hours  of  employment  in  a  12 consecutive month period. The initial 12 consecutive month period is measured from your date of employment, and (if you do not complete at least 1,000 hours of employment in such period) subsequent 12 month periods are measured.

                    In counting hours you will be credited with an hour of employment for every hour you have a right to be paid. This includes vacation, sick leave, jury duty, etc. and any hours for which back pay may be due.

                    After you meet the Plan's eligibility requirements and your completed enrollment form is received and processed by Pentegra Services, Inc., you will be enrolled in the Plan. Your participation will continue until the earlier of (a) your termination of employment and payment to you of your entire account or (b) your death.

Reenrollment        If you terminate employment and are subsequently  reemployed by the same employer, you will be eligible for immediate reenrollment.

                                                MAKING CONTRIBUTIONS TO THE PLAN
--------------------------------------------------------------------------------
                                                                       CONTINUED

Plan                Employee - You may elect to make a  pre-tax contributions of
Contributions       1% to 75% (in 1%  increments)  of  Plan  Salary  (see  "Plan
                    Salary" section of this booklet). You may elect not to make any contributions. You may change the rate at which you are contributing one time in any pay period. You may suspend your contributions at any time, but suspended contributions may not subsequently be made up.

                    Employer - Your employer will make a "Safe Harbor" matching contribution in an amount equal to 100% of your elective contributions not to exceed 3% of your Plan Salary, plus 50% of your elective contributions that exceed 3% of your Plan Salary but do not exceed 5% of your Plan Salary.

                    Please refer to the "Making Withdrawals From Your Account" section of this booklet to determine if there are any restrictions on employer contributions on account of a withdrawal.

                    Catch-up Contributions - All employees who are eligible to make contributions to this Plan and who will attain age 50 before the end of a calendar year will be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Internal Revenue Code.

                    The maximum catch-up contribution level for 2006 is $5,000. The amount, if any, of your elective deferrals which will be characterized as catch-up contributions will be determined at the end of the Plan Year based upon the statutory limits and plan limits in effect for the Plan Year.

                    There are several ways in which a contribution could be characterized as a catch-up contribution. Several examples are as follows:

                    Example 1: Suppose your annual salary is $100,000 and you contribute 20% of your Plan Salary to the Plan for each contribution reporting period in 2006. At the end of the Plan Year, you will have contributed $20,000 to the Plan. Since this exceeds the $15,000 statutory limit on elective deferrals, the excess ($5,000) will be treated as a catch-up contribution.

                    Example 2: Same facts as provided in Example 1, except that your annual Plan Salary is $75,000. In this example, you will have contributed $15,000 to the Plan in 2006 ($75,000 x 20%). Since your contributions do not exceed the Plan's maximum contribution percentage, it does not exceed the $15,000 elective deferral limitation and no other limitations are impacted, no portion of your contributions are treated as catch-up contributions.

                    Example 3: Suppose that your annual Plan Salary is $100,000 in 2006, you earned total compensation of $100,000 in 2005 (making you a Highly-compensated Employee for 2006), and you contributed $15,000 to the Plan in 2006. Since your $15,000 contribution does not exceed the Plan's maximum contribution percentage and it does not exceed the $15,000 elective deferral limit for 2006, there is no catch-up contribution based upon the application of those two limits. However, further assume that the Plan determines that you are required to receive a $5,000 Actual Deferral Percentage ("ADP") refund for 2006. In this scenario, your

                                                MAKING CONTRIBUTIONS TO THE PLAN
--------------------------------------------------------------------------------
                                                                       CONTINUED

                    $5,000 ADP refund would automatically be recharacterized as a catch-up contribution.

Allocation of       Your  employer  has an account for each member.  All of your
Contributions       contributions  and   all   employer  contributions  will  be
                    allocated to this account. The total of the value of your account represents your interest in the plan.

                    Internal Revenue Service Nondiscrimination Rules
                    ------------------------------------------------
                    If you are a highly compensated employee, a portion of your contributions and/or employer contributions made on your behalf, if any, may have to be returned to you in order to comply with special Internal Revenue Service (IRS) nondiscrimination rules (see "Plan Limitations" section of this booklet for other limitations). In general, a highly compensated employee is an employee who:

                    (a) was a 5% owner at any time during the current or preceding year, or

                    (b) received annual  compensation  from the employer for the
                    preceding   year  in  excess  of   $100,000   (indexed   for
                    cost-of-living adjustments, if any).

Rollovers           You may make a rollover contribution of an eligible rollover
                    distribution   from  any  other  Internal   Revenue  Service
                    qualified  retirement  plan  or  an  individual   retirement
                    arrangement  (IRA).  These  funds  will be  maintained  in a
                    separate   rollover   account  in  which  you  will  have  a
                    nonforfeitable  vested  interest.  Please  note that you may establish  a  "rollover"  account  within  the Plan prior to satisfying the employer's eligibility requirements. However,
                    the   establishment   of  a  "rollover"   account  prior  to
                    satisfying such eligibility will not constitute active membership in the Plan.

Plan Salary         Plan Salary is defined as your basic salary rate.

                    In addition, any pre-tax contributions which you make to an Internal Revenue Code Section 401(k) plan, as well as pre-tax contributions to a Section 125 cafeteria plan and unless the employer elects otherwise, Qualified Transportation Fringe benefits as defined under Section 132(f) of the Internal Revenue Code, are included in Plan Salary. However, Plan Salary for any year may not exceed $220,000 for 2006 (indexed for cost-of-living adjustments).

                                                          INVESTING YOUR ACCOUNT
--------------------------------------------------------------------------------

Investment of       Contributions  are invested at your direction in one or more
Contributions       of the  investment  funds  provided  under your Plan.  These funds are described in greater detail in your enrollment kit.

                    Contributions made by you are invested at your kit. direction in one or more of the investment funds in whole percentages. You may apply different investment instructions to amounts already accumulated as opposed to future contributions. Certain restrictions may apply. Changes in investment instructions may be made by submitting a properly completed form or by using Pentegra by Phone, the Pentegra Voice Response System. You may access Pentegra by Phone by calling 1-800-433-4422.

                    Any changes made by using Pentegra by Phone which are received by Stock Market Closing (usually 4 p.m. Eastern
                    Time) will be processed at the business day's closing price. Transaction changes received after Stock Market Closing will be processed on the next business day. Your Plan allows for a change of investment allocation on a daily basis.

                    Investment changes made by submitting a form are effective on the valuation date (see "Valuation of Accounts" section of this booklet) on which your written notice is processed.

                    No amounts invested in the Stable Value Fund may be transferred directly to the Money Market Fund. Stable Value Fund amounts transferred to and invested in any of the other funds provided under the Plan for a period of three months may subsequently be transferred to the Money Market Fund upon the submission of a separate Change of Investment form.

                    If no investment direction is given, all contributions credited to a participant's account will be invested in the Money Market Fund.

Valuation           The Plan uses a unit  system  for  valuing  each  Investment
of Accounts         Fund.  Under this  system  each  participant's  share in any
                    Investment  Fund is represented by units.  The unit value is determined as of the close of business each regular business
                    day  (daily   valuation).   The  total  dollar  value  of  a
                    participant's share in any Investment Fund as of any valuation date is determined by multiplying the number of units to the participant's credit by the unit value of the Fund on that date. The sum of the values of the Funds you select represents the total value of your Plan account.

                    Transaction requests, such as withdrawals, change of investment elections or distributions that are received by Pentegra Services, Inc. (assuming proper receipt of all pertinent information) will be processed by the Plan Administrator.

                    NOTE: If for some reason (such as shut down of financial markets) the underlying portfolio of any Investment Fund cannot be valued, the valuation date for such Investment Fund shall be the next day on which the underlying portfolios can be valued.

                                                          INVESTING YOUR ACCOUNT
--------------------------------------------------------------------------------
                                                                       CONTINUED

Reporting to        As  soon as  practicable  after  the  end of  each  calendar
Members             quarter,  you will  receive a  personal  statement  from the plan. This statement provides information about your account including its market value in each investment fund. Activity
                    for  the  quarter  is  reported  by   investment   fund  and
                    contribution type.

                                                                         VESTING
--------------------------------------------------------------------------------

Vesting "Vesting" is the process under which you earn a non-forfeitable right to the units in your account. You are always 100% vested (i.e., you will not give up any units when you terminate employment) in any contributions you make to the Plan.

                    Your  employer has also  provided  that you are  immediately
                    100%  vested  in  any  employer   "Safe   Harbor"   matching
                    contributions credited to your account.

                                            MAKING WITHDRAWALS FROM YOUR ACCOUNT
--------------------------------------------------------------------------------

                    You may make a total or partial withdrawal of the vested portion of your account by filing the appropriate form with the Plan Administrator for transmittal to Pentegra Services, Inc. A withdrawal is based on the unit values on the valuation date coinciding with the date that a properly completed withdrawal form is received and processed by Pentegra Services, Inc. (See "Valuation of Accounts" section of this booklet).

                    Under current law, an excise tax of 10% is generally imposed on the taxable portion of withdrawals occurring prior to your attainment of age 59 1/2. There are certain exceptions to the 10% excise tax. For example, the 10% excise tax will not apply to withdrawals made on account of separation from service at or after attainment of age 55, death or disability.

While               In general,  employer  contributions credited on your behalf
Employed            will not be available for in-service  withdrawal  until such employer contributions have been invested in the Plan for at least 24 months (2 years) or you have been a participant in the Plan for at least 60 months (5 years) or the attainment of age 59 1/2.

                    As required by Internal Revenue Service Regulations, a withdrawal from your pre-tax contributions prior to 59 1/2 or termination of employment can only be made on account of hardship. The existence of an immediate and heavy financial need, and the lack of any other available financial resources to meet this need, must be demonstrated for a hardship withdrawal. The following situations will be considered to constitute an immediate and heavy financial need:

                    1) Medical expenses (other than amounts paid by insurance).
                    2) The purchase of a principal  residence (mortgage payments are excluded).
                    3) Tuition, including room and board, for the next 12 months of Post-secondary education.

                    4) The prevention of the eviction from a principal residence or foreclosure on the mortgage of a principal residence.

                    Only one in-service withdrawal may be made in any Plan Year.

Upon                You  may  leave  your   account  with  the  Plan  and  defer
Termination of      commencement of receipt of your vested balance until April 1
Employment          of the calendar  year  following  the calendar year in which you attain age 70 1/2, except to the extent that your vested account  balance as of the date of your  termination is less than $500,  in which case your  interest in the Plan will be cashed out and payment sent to you.  Please note that if you leave your account with the Plan and your vested  balance is less than  $20,000,  your account will be assessed an annual administrative  fee in the amount of $24.00.  If your vested
                    balance   is  equal  to  or  exceeds   $20,000,   no  annual
                    administrative fee shall be assessed to your account. You may make withdrawals from your account(s) at any time after you terminate employment. You may continue to change the investment instructions with respect to your remaining account balance and make withdrawals as provided above. (See
                    "Investment of Contributions" section of this booklet).

                                            MAKING WITHDRAWALS FROM YOUR ACCOUNT
--------------------------------------------------------------------------------
                                                                       CONTINUED

                    You may elect, in lieu of a lump sum payment, to be paid in annual installments with the right to take in a lump sum the vested balance of your account at any time during such payment period. If the actuarial determination of your life expectancy is less than the period you elect, the maximum period over which you can receive annual installments will be the next lower payment period.

                    Also, if a portion of the vested interest in your account is invested in the Osage Federal Bank Stock Fund, you may elect to receive a distribution from such stock fund in the form of Osage Federal Bank common stock.

Upon Disability     If you are disabled in  accordance  with the  definition  of disability under the Plan, you will be entitled to the same withdrawal rights as if you had terminated your employment.

                    You are disabled under the Plan if you are eligible to receive (i) disability insurance benefits under Title II of the Federal Social Security Act or (ii) disability benefits under any other Internal Revenue Service qualified employee benefits plan or long-term disability plan of your employer.

Upon Death          If you die when you are a participant of the Plan, the value of your entire account will be payable to your  beneficiary.
                    This payment will be made in the form of a lump sum, unless the payment would exceed $500, and you had elected prior to your death that the payment be made in annual installments over a period not to exceed 5 years (10 years if your spouse is your beneficiary). If such an election is not in effect at the time of your death, your beneficiary may elect to receive the benefit in the form of annual installments over a period not to exceed 5 years (10 years if your spouse is your beneficiary) or make withdrawals as often as once per year, except that any balance remaining must be withdrawn by the 5th anniversary (10th anniversary if your spouse is your beneficiary) of your death.

                    If you are married, your spouse will be your beneficiary unless your spouse consents in writing to the designation of a different beneficiary.

                    Also, if a portion of the vested interest in your account is invested in the Osage Federal Bank Stock Fund, you may elect to receive a distribution from such stock fund in the form of Osage Federal Bank common stock.

                                                                PLAN LIMITATIONS
--------------------------------------------------------------------------------

Plan Limitations    Internal Revenue Service ("IRS") requirements impose certain limitations on the amount of contributions  that may be made to this and other qualified  plans.  In general,  the annual
                    "contributions"  made to a defined contribution plan such as this  Plan,  in respect  of any  member,  may not exceed the lesser  of  100%  of  the  member's  total  compensation  or
                    $44,000.  (This amount may be subject to periodic adjustment by the IRS at some time in the  future.)  For this  purpose,
                    "contributions"  include  employer   contributions,   member
                    401(k) contributions and member after-tax contributions. The annual member contributions allocated to a member's 401(k) account may not exceed $11,000 ($15,000 in 2006). Further, if your employer has another tax-qualified plan in effect, these limits are subject to additional restrictions.

                    Each member and beneficiary assumes the risk in connection with any decrease in the market value of his account. The benefit to which you may be entitled upon your withdrawal of account cannot be determined in advance.

                    As a defined contribution plan, the Plan is not covered by the plan termination insurance provisions of Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA"). Therefore, your benefits are not insured by the Pension
                    Benefit Guaranty Corporation in the event of a plan termination.

                    Except as may otherwise be required by applicable law or pursuant to the terms of a Qualified Domestic Relations Order, amounts payable by the Plan generally may not be assigned, and if any person entitled to a payment attempts to assign it, his interest in the amount payable may be terminated and held for the benefit of that person or his dependents.

                    If Pentegra Services, Inc. cannot locate any person entitled to a payment from the Plan and if 5 years have elapsed from the due date of such payment, the Plan Administrator may cancel all payments due him to the extent permitted by law.

                    Membership in the Plan does not give you the right to continued employment with your employer or affect your employer's right to terminate your employment.

                    The Plan's qualified status is subject to IRS approval and any requirements the IRS may impose.

                    The employer may terminate the Plan at any time. If the Plan is terminated, there will be no further contributions to the Plan for your account.

--------------------------------------------------------------------------------

Top Heavy           A "top  heavy"  plan is a plan under  which more than 60% of
Information         the accrued benefits (account values) are for key employees.
                    Key employees  generally  include  officers and shareholders
                    earning   more  than   $140,000   per  year   (indexed   for
                    cost-of-living adjustments), 5% owners of the Employer, and 1% owners of the Employer earning $150,000 per year. If your employer's plan is top heavy for a particular plan year, you may be entitled to a minimum employer contribution equal to the lesser of 3% of your Plan Salary or the greatest percentage contributed by the employer for any key employee.
                    This minimum contribution would be offset by the regular contribution made by your employer (See "Plan Contributions" section of this booklet).

                    In order to receive the minimum contribution for any plan year, you must be employed on the last day of the plan year. If your employer also provides a defined benefit or another defined contribution plan, your minimum benefit may be provided under such plan.

Disputed Claims     If you  disagree  with  respect to any  benefit to which you
Procedure           feel you are  entitled,  you should make a written  claim to the Plan Administrator of the Plan. If your claim is denied, you will receive written notice explaining the reason for the denial within 90 days after the claim is filed.

                    The Plan Administrator's decision shall be final unless you appeal such decision in writing to the Plan Administrator of the Plan, within 60 days after receiving the notice of denial. The written appeal should contain all information you wish to be considered. The Plan Administrator will review the claim within 60 days after the appeal is made. Its decision shall be in writing, shall include the reason for such decision and shall be final.


Qualified Domestic A QDRO is a judgment, decree or order which has been Relations Orders determined by the Plan Administrator, in accordance with the
(QDRO's)            procedures  established under the provisions of the Plan, to constitute a QDRO under the Internal Revenue Code.

                    To obtain copies of the Plan's QDRO Procedures, free of charge, please contact the Plan Administrator. (Please refer to the "Plan Information" section of this booklet to obtain the Plan Administrator's address and phone number).

                                                                  MEMBERS RIGHTS
--------------------------------------------------------------------------------

Statement of        As a  participant  of the Plan,  you are entitled to certain
Members Rights      rights and  protection  under ERISA which  provides that all members shall be entitled to:

                    o Examine, without charge, at the Plan Administrator's office or at other specified locations, all plan documents, and copies of all documents filed by the Plan Administrator with the U. S. Department of Labor such as detailed annual reports and plan descriptions.

                    o Obtain copies of all plan documents and other plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies.

                    o Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each member with a copy of such summary.

                    In addition to creating rights for Plan members, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called "fiduciaries", have a duty to do so prudently and in the interest of you and other plan participants and beneficiaries. No one may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA. If your claim for a benefit is denied in whole or in part, you will receive a written explanation of the reason for the denial. As already explained, you also have the right to have your claim reconsidered.

                    Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan Administrator and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive them, unless such materials were not sent for reasons beyond the Administrator's control. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court.

                    In addition, if you disagree with the Plan Administrator's decision (or lack thereof) concerning the qualified status of a domestic relations order subsequent to the 18 month period described in Section 414(p) of the Code, after you complied with the remedies prescribed by the Plan's QDRO procedures and the Disputed Claims Procedures outlined in the Summary Plan Description, you may file suit in federal court.

                    If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor or, after you have complied with the Disputed Claims Procedure outlined in this Summary Plan Description, you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay such costs and fees (for example, if it finds your claim is frivolous).

                                                                  MEMBERS RIGHTS
--------------------------------------------------------------------------------
                                                                       CONTINUED

                    If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or your rights under ERISA, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries; Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington D.C. 20210.

                    This Statement of ERISA Rights is required by federal law and regulation.

                                                                PLAN INFORMATION
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Plan Name:                  Osage Federal Bank Employees' Savings & Profit
                            Sharing Plan & Trust

Plan Administrator:         Osage Federal Bank
                            239 East Main
                            Pawhuska, OK  74056

                            Phone Number: (918) 287-2919

                            Employer Identification Number: 73-0387395

                            Plan Number: 003

                            Plan Year End: 12/31

Trustee:                    The Bank of New York
                            1 Wall Street
                            New York, NY  10286

                            Phone: (212) 635-8115

Agent for Service of        Osage Federal Bank
Legal Process:

Administrative              Record-keeping services are provided by:
Services:
                            Pentegra Services, Inc.
                            108 Corporate Park Drive
                            White Plains, New York  10604

                            Phone No.: (914) 694-1300 FAX No.: (914) 694-9384
                                       (800) 872-3473 Website: www.pentegra.com

                                                    Pentegra Retirement Services
                                                        108 Corporate Park Drive
PENTEGRA                                                  White Plains, NY 10604
RETIREMENT     Our difference is your advantage                   (800) 872-3473
SERVICES                                                        www.pentegra.com